                                                                    EXHIBIT 10.1



As discussed in Item 5, the accompanying financial information as of June 30, 1999, that was included in the Intellicell Corp. Proxy Statement dated August 26, 1999 page 27, have been revised to reflect the proper financial results of CWI at that date.

CELLULAR WHOLESALERS, INC. SELECTED FINANCIAL DATA

The following table sets forth selected historical financial data for CWI for the year ended July 31, 1994, the fourteen-month period ended September 30, 1995 and the years ended September 30, 1996, 1997 and 1998, and the nine months ended June 30, 1999. Such data have been derived from, and should be read in conjunction with, the audited financial statements and other financial information contained in CWI's audited financial statements for the years ended September 30, 1998, 1997 and 1996, incorporated the notes thereto, which are attached to this Proxy Statement as Appendix C.

CWI SELECTED FINANCIAL DATA
(THOUSANDS EXCEPT SHARES AND PER SHARE DATA)

                                              14 Months                                                        Nine Months
                               Year Ended       Ended         Year Ended      Year Ended      Year Ended          Ended
                                 July 31,    September 30,   September 30,   September 30,   September 30,      June 30,
                                   1994          1995            1996            1997            1998             1999
                               (Unaudited)    (Unaudited)      (Audited)       (Audited)       (Audited)       (Unaudited)
                               -----------   -------------   -------------   -------------   -------------     -----------

OPERATIONS:
Net Sales                       $ 61,593     $    62,992       $ 40,135         $  53,265       $  81,031       $  58,310
Cost of Sales                     57,117          59,662         36,014            47,673          73,138          52,678
                                --------     -----------       --------         ---------       ---------       ---------
Gross Profit                       4,476           3,330          4,120             5,592           7,893           5,632
Selling, general and
   administrative expenses         3,604           5,620          3,365             4,043           5,842           6,263
                                --------     -----------       --------         ---------       ---------       ---------
Income (loss) from
   operations                        872          (2,290)           756             1,549           2,051            (631)
Other income (expense)              (437)           (919)          (506)             (122)           (892)           (115)
                                --------     -----------       --------         ---------       ---------       ---------
Income (loss) before
   income tax expense                435          (3,209)           250             1,427           1,159            (746)
   (benefit)
Income tax expense
   (benefit)                          --              --            (13)               --              15              --
                                --------     -----------       --------         ---------       ---------       ---------
Net (loss) income                    435          (3,209)           263             1,427           1,144            (746)
                                ========     ===========       ========         =========       =========       =========
Pro Forma net income (loss)          435          (3,209)           263             1,427           1,144            (746)
                                ========     ===========       ========         =========       =========       =========
Pro Forma net income
   (loss) per share (basic
   and diluted)                 $ 543.27     $ (4,011.66)      $ 328.34         $1,783.94       $1,429.77       $ (932.50)
                                ========     ===========       ========         =========       =========       =========
Weighted average number of
   common shares
   outstanding (basic)               800             800            800               800             800             800
Weighted average number of
   common shares
   outstanding (diluted)             800             800            800               800             800             800

BALANCE SHEET DATA:
Working Capital (deficiency)    $    136     $    (3,211)      $ (2,488)        $  (1,092)      $   6,092       $  (2,274)
Total Assets                      15,464           7,913          7,368             9,002          15,585          20,483
Short-term debt                   14,449          10,164          9,050             9,170           8,260           8,875
Total Liabilities                 14,983          10,642          9,834            10,040          15,480          21,145
Stockholders' equity
   (capital deficiency)              481          (2,728)        (2,466)           (1,039)            105            (662)